Exhibit 5.2

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                May 4, 2015

Aflac Incorporated
1932 Wynnton Road
Columbus, Georgia 31999

                           Re:     Aflac Incorporated Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Aflac Incorporated, a Georgia corporation (the “Company”), in connection with the shelf registration statement on Form S-3, to be filed on the date hereof by the Company (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of an unspecified amount of the following securities of the Company for unspecified aggregate proceeds: (i) senior unsecured debt securities of the Company (the “Senior Debt Securities”), which may be issued in one or more series under the senior indenture (the “Senior Debt Indenture”), dated as of May 21, 2009, between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and (ii) subordinated unsecured debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which may be issued in one or more series under the subordinated indenture (the “Subordinated Debt Indenture” and, together with the Senior Debt Indenture, the “Indentures”), dated as of September 26, 2012, between the Company, as issuer, and the Trustee.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement relating to the Debt Securities;

(ii)	the Senior Debt Indenture, filed as Exhibit 4.1 to the Registration Statement;

(iii)	the Subordinated Debt Indenture, filed as Exhibit 4.13 to the Registration Statement;

(iv)
the Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee under the Senior Debt Indenture, filed as Exhibit 25.1 to the Registration Statement; and

(v)	the Statement of Eligibility on Form T-1 under the Trust Indenture Act, of the Trustee under the Subordinated Debt Indenture, filed as Exhibit 25.2 to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

Aflac Incorporated
May 4, 2015

In our examination, we have assumed the legal capacity and competency of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies.  As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials.  In making our examination of executed documents or documents to be executed, we have assumed (i) that the parties thereto (including the Company) had or will have the power, corporate or other, to enter into and perform all obligations thereunder and (ii) the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties.  We have also assumed that the Indentures and any respective supplemental indenture thereto have been or will be duly authorized, executed and delivered by the Trustee, and that any Debt Securities that may be issued will be manually authenticated by duly authorized officers of the Trustee.  In addition, we have assumed that the terms of the Debt Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Indentures and any respective supplemental indenture thereto and the Debt Securities, will not violate, conflict with or constitute a default under, (i) the articles of incorporation or the bylaws of the Company, (ii) any agreement or instrument to which the Company or its properties is subject, (iii) any law, rule or regulation to which the Company or its properties is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined on Law (as defined below)), (iv) any judicial, administrative or regulatory order or decree of any governmental authority (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined on Law); or (v) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority (except that we do not make the assumption set forth in this clause (v) with respect to the Opined on Law).  We have also assumed that the Company has been duly organized and is and will continue to be validly existing and in good standing under the laws of the State of Georgia and that (i) the Company has duly authorized the filing of the Registration Statement under the laws of the State of Georgia; (ii) prior to the issuance of any Debt Securities, the Company will have duly authorized the issuance and terms of the Debt Securities under the laws of the State of Georgia; (iii) prior to the issuance of any Debt Securities, each certificate or other executed document evidencing the Debt Securities will be duly authorized, executed and delivered by the Company under the laws of the State of Georgia; (iv) the Indentures and any respective supplemental indenture thereto have been or will be duly authorized, executed and delivered by the Company under the laws of the State of Georgia; (v) the choice of New York law in the Indentures is legal and valid under the laws of other applicable jurisdictions; (vi) the execution and delivery by the Company of, and the performance by the Company of its respective obligations under, the Indentures and any respective supplemental indenture thereto, and the Debt Securities, will not violate, conflict with or constitute a default under, any laws of the State of Georgia and (vii) the Company has and will have complied with all aspects of the laws of the State of Georgia in connection with the issuance of the Debt Securities as contemplated by the Registration Statement.  As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Our opinions set forth herein are limited to the laws of the State of New York that, in our experience, are normally applicable to securities of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”).  We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.  The Debt Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

Aflac Incorporated
May 4, 2015

With respect to any series of Debt Securities offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the Indentures and any respective supplemental indenture related to such Offered Debt Securities have been qualified under the Trust Indenture Act; (ii) an appropriate prospectus supplement with respect to any Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) any supplemental indenture relating to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the board of directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any respective supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities so as not to violate the articles of incorporation or the bylaws of the Company; and (vii) the Offered Debt Securities, in the form to be filed on a Current Report on Form 8-K or other applicable periodic report, have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and any respective supplemental indenture relating to the Offered Debt Securities and have been duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold or otherwise distributed in accordance with the applicable Indenture and any respective supplemental indenture relating to the Offered Debt Securities and any officers’ certificate or board resolution adopted in connection with the issuance of such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) waivers of any usury defense contained in the Indentures, any respective supplemental indenture or the Offered Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

Aflac Incorporated
May 4, 2015

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours, /s/ Skadden, Arps, Slate, Meagher & Flom LLP